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                                                                     EXHIBIT 5.1


                      Paul, Hastings, Janofsky & Walker LLP
                                 399 Park Avenue
                            New York, New York 10022
                                 (212) 318-6000




                                November 1, 1999




                                                                     26600.80243






autobytel.com inc.
18872 MacArthur Boulevard
Irvine, California 92612-1400


            Re: autobytel.com inc./Registration Statement on Form S-8

Ladies and Gentlemen:

     We are furnishing this opinion as counsel to autobytel.com inc., a Delaware corporation (the "Company"), in respect of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on or about November 1, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which Registration Statement covers the registration by the Company of 1,500,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share, that may be sold upon the exercise of stock options issued or to be issued to employees and/or individuals employed by service providers to the Company under the Company's 1999 Employee and Acquisition Related Stock Option Plan (the "Plan").

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     In our capacity as counsel for the Company in connection with the matters referred to above, we have examined the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Company, the Plan, originals or copies of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company and other instruments and documents, as a basis for the opinions hereinafter expressed.

     Based upon our examination as aforesaid, we are of the opinion that the Shares are duly authorized and, when purchased and paid for upon exercise of options pursuant to the Plan and pursuant to the agreements which accompany each grant under the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the references in the Registration Statement to our Firm and to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.


                                       Very truly yours,



                                       /s/ Paul, Hastings, Janofsky & Walker LLP